UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2017 (May 23, 2017)

The Wendy’s Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-2207	38-0471180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dave Thomas Boulevard, Dublin, Ohio		43017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 764-3100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 23, 2017, The Wendy’s Company (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders: (i) elected each of the 11 director nominees; (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2017; (iii) approved an advisory resolution to approve executive compensation; (iv) approved an advisory resolution to conduct future advisory votes on executive compensation every year; and (v) did not approve a stockholder proposal regarding an independent board chairman. A description of each proposal voted on at the Annual Meeting, and the voting results for each proposal, are set forth below. (The proposals are further described in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 11, 2017.)

The proposal to elect each of the 11 nominees to serve as a director of the Company until the Company’s next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal, was approved. Each nominee received the affirmative vote of a majority of the votes cast with respect to such nominee’s respective election. Voting results for the nominees were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes

Nelson Peltz	187,373,383	3,626,991	464,484	36,017,570

Peter W. May	188,588,041	2,387,500	489,317	36,017,570

Emil J. Brolick	188,557,422	2,452,932	454,504	36,017,570

Kenneth W. Gilbert	189,799,551	1,168,033	497,274	36,017,570

Dennis M. Kass	189,032,441	1,942,823	489,594	36,017,570

Joseph A. Levato	187,545,761	3,430,001	489,096	36,017,570

Michelle J. Mathews-Spradlin	189,091,639	1,899,847	473,372	36,017,570

Matthew H. Peltz	188,087,458	2,913,818	463,582	36,017,570

Todd A. Penegor	189,000,436	1,999,502	464,920	36,017,570

Peter H. Rothschild	188,907,064	2,091,067	466,727	36,017,570

Arthur B. Winkleblack	189,081,583	1,896,448	486,827	36,017,570

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2017 was approved by the affirmative vote of a majority of the shares of common stock present (in person or by proxy) and entitled to vote at the Annual Meeting. The voting results for this proposal were as follows: (i) 225,236,979 votes for; (ii) 1,713,528 votes against; and (iii) 531,921 abstentions.

The proposal to approve an advisory resolution to approve executive compensation was approved by the affirmative vote of a majority of the shares of common stock present (in person or by proxy) and entitled to vote at the Annual Meeting. The voting results for this proposal were as follows: (i) 184,721,496 votes for; (ii) 5,921,057 votes against; (iii) 822,305 abstentions; and (iv) 36,017,570 broker non-votes.

With respect to the proposal to approve an advisory resolution to approve the frequency of future advisory votes on executive compensation, Company stockholders expressed their preference to conduct future advisory votes on executive compensation every year, consistent with the recommendation of the Company’s Board of Directors, by the affirmative vote of a majority of the shares of common stock present (in person or by proxy) and entitled to vote at the Annual Meeting. With respect to this proposal, voting results were as follows: (i) 174,314,653 votes for “One Year”; (ii) 595,506 votes for “Two Years”; (iii) 15,996,811 votes for “Three Years”; and (iv) 557,888 abstentions. In light of such voting results, the Company presently intends to hold an advisory vote on the executive compensation of the Company’s named executive officers every year until the next required advisory vote on the frequency of stockholder advisory votes on executive compensation.

The stockholder proposal regarding an independent board chairman was not approved, as such proposal failed to receive the affirmative vote of a majority of the shares of common stock present (in person or by proxy) and entitled to vote at the Annual Meeting. With respect to this proposal, voting results were as follows: (i) 52,114,610 votes for; (ii) 138,417,547 votes against; (iii) 932,701 abstentions; and (iv) 36,017,570 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Wendy’s Company

Date: May 25, 2017	By:	/s/ Dana Klein
Dana Klein
Senior Vice President – Corporate and
Securities Counsel, and Assistant Secretary